Exhibit 99.1

News Announcement

Nexstar Broadcasting Group Announces Closing of Secondary Offering of

Common Stock by Selling Stockholders

- Nexstar Completes Repurchase of 365,384 Shares -

Irving, TX – May 7, 2013 — Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) (the “Company”) today announced the closing of the previously announced underwritten offering of 3.5 million shares of Class A common stock of the Company by the selling stockholders, funds affiliated with ABRY Partners, LLC (the “Selling Stockholders”). The Company did not sell any shares in the offering and did not receive any proceeds from the offering.

The Company also announced the closing of the previously announced repurchase of 365,384 shares of Class A common stock, which occurred concurrently with the closing of the underwritten offering, directly from the Selling Stockholders in a private, non-underwritten transaction.

A shelf registration statement (including prospectus) relating to the shares has been declared effective by the Securities and Exchange Commission (“SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor has there been any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The offering of these securities has been made only by means of the prospectus supplement and the accompanying prospectus.

About Nexstar Broadcasting Group, Inc.

Nexstar Broadcasting Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, e-MEDIA, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 72 television stations and 13 related digital multicast signals reaching 41 markets or approximately 12.1% of all U.S. television households. Nexstar’s portfolio includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV, The CW, Telemundo, and Bounce TV, the nation’s first over-the-air broadcast television network programmed for African-American audiences and two independent stations. Nexstar’s 43 community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities. Assuming completion of all announced transactions, Nexstar will own, operate, program or provide sales and other services to 91 stations and 20 related digital multicast signals in 48 markets reaching approximately 13.9% of all U.S. television households.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.” Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:

Thomas E. Carter Chief Financial Officer Nexstar Broadcasting Group, Inc. (972) 373-8800	Joseph Jaffoni JCIR (212) 835-8500 or nxst@jcir.com

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